                                                                   EXHIBIT 10.13


                                   AIR CANADA


                                      AND


                     PARCELWAY COURIER SYSTEMS CANADA LTD.





- --------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT


- --------------------------------------------------------------------------------




                                  May 31, 1995

                   SMITH, LYONS, TORRANCE, STEVENSON & MAYER
                            Barristers & Solicitors
                                   Suite 6200
                                  Scotia Plaza
                              40 King Street West
                                Toronto, Ontario
                                    M5H 3Z7

                               TABLE OF CONTENTS

                         AGREEMENT OF PURCHASE AND SALE

                     PARCELWAY COURIER SYSTEMS CANADA LTD.


ARTICLE 1 - INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 2 - PURCHASE AND SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.1     Purchase and Sale of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.2     Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4     Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5     Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 3 - CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.1     Purchaser's Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.2     Vendor's Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.3     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.1     Representations and Warranties of the Vendor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2     Representations and Warranties of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     Warranties True at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 5 - EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     Employment of Non-Union Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2     Unionized Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 6 - INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.1     Indemnity by Vendor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     Indemnity by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 7 - ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.1     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.2     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3     Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.4     Transfer of Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.5     Bulk Sales Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.6     Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.7     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                       2.

         7.9     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 8 - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.1     Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.2     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.3     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.5     Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.6     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.7     Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.8     Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.9     Article and Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.10    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.11    Tender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.12    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.13    Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

THIS ASSET PURCHASE AGREEMENT is made this 31st day of May, 1995


B E T W E E N:


                          AIR CANADA, a company existing under the federal laws of Canada

                          (hereinafter referred to as the "VENDOR")


                          - and -


                          PARCELWAY COURIER SYSTEMS CANADA LTD, a company existing under the laws of the Province of Alberta

                          (hereinafter referred to as the "PURCHASER")


WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase substantially all of the assets, property and undertaking relating to the Business, as hereinafter defined;

NOW THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                           ARTICLE 1 - INTERPRETATION


1.1 Defined Terms: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

(a) "AGREEMENT" means this agreement, all instruments supplemental or ancillary hereto and the Schedules attached hereto;

(b) "ASSUMED LIABILITIES" means all liabilities of the Vendor disclosed on Schedule G; Employee Claims and all Claims of which Richard McClelland or the Purchaser is aware as of Closing Date; and all liabilities incurred by the Business in the ordinary course of business prior to the Closing Date, not disclosed on the Schedules hereto, provided that each such liability does not exceed individually the sum of $10,000.00; but, for greater certainty, Assumed Liabilities does not include (i) any liabilities owing by Dynamex tto the Vendor (except for monies owing to the Vendor for air cargo and related services

                                       2.


         rendered by the Vendor to the Business as disclosed on Schedule G(ii)); (ii) any Claims relating to the Reorganization;

(c) "BUSINESS" means the business of providing demand response courier, strategic stocking and fleet management services, as carried on by Dynamex immediately prior to the Reorganization;

(d) "CASH PAYMENT" means a wire transfer on behalf of the Purchaser to a bank account designated by the Vendor, in the amount of $4,000,000;

(e) "CLAIMS" means all actions, suits or proceedings, pending or threatened, before any court, governmental commission, department, board, authority or other administrative agency or any administrative officer, including, without limitation, any Claims in respect of environmental matters;

(f) "CLOSING" means the consummation on the Closing Date of the transactions contemplated by this Agreement;

(g) "CLOSING DATE" means May 31, 1995 or such other date as is agreed upon in writing by the parties hereto;

(h) "COLLECTIVE AGREEMENTS" means all collective agreements relating to Dynamex;

(i) "CONTRACTS" means all contracts, agreements, commitments, leases, entitlements and engagements relating to Dynamex, the Business and the Purchased Assets;

(j) "DYNAMEX" means Dynamex Express Inc., a company existing under the federal laws of Canada, all of the shares of which are owned, beneficially and of record, by the Vendor;

(k)      "EMPLOYEES" means the Non-Union Employees and the Unionized Employees;

(l) "EMPLOYEE CLAIMS" means any Claims by Employees that arise after the Closing Date and that occur or arise primarily as a result of events caused, or actions taken, by the Purchaser, notwithstanding that such Claims may also relate to, or include, liabilities, debts or other obligations that arose prior to the Closing Date and, without limiting the foregoing, includes all wages, bonuses, vacation pay, benefits and other similar entitlements of Employees and any and all costs related to the termination of the employment including payment in lieu of reasonable notice, statutory or contractual severance pay, damages for wrongful dismissal, including reasonable fees of counsel accruing due after the Closing Date;

                                       3.


(m) "ENCUMBRANCES" means all mortgages, charges, pledges, liens, licences, privileges, security interests and other encumbrances;

(n) "FINANCIAL STATEMENTS" means the audited financial statements of Dynamex dated December 31, 1994, consisting of the balance sheet and statements of income and retained earnings and changes in financial position and all notes thereto as reported on by Messrs. Price Waterhouse, Chartered Accountants, the unaudited financial statements of Dynamex dated December 31, 1994 and the unaudited quarterly financial statements of Dynamex for the period ending March 31, 1995 consisting of the balance sheet, statement of operations and statement of changes in cash position, true and complete copies of which are attached hereto as Schedule G;

(o) "INTELLECTUAL PROPERTY RIGHTS" means all trade marks, trade mark registrations and applications, patents, patent applications, copyright, copyright applications and other intellectual property rights that Dynamex used exclusively in the Business prior to the Reorganization and not otherwise used by the Vendor, and all future variations or modifications thereto, including without limitation, the trade marks listed on Schedule N;

(p) "LEASES" means the agreements relating to the lease of properties used in the Business, true and complete copies of which are attached as Schedule H;

(q) "MATERIAL CONTRACTS" means the Leases, an agreement dated April 4, 1994 between Datatrac Corporation and Dynamex and an escrow agreement dated January 18, 1993 between Datatrac Corporation, Dynamex and Montreal Trust Company of Canada;

(r) "NON-UNION EMPLOYEES" means those persons who were employed by Dynamex immediately prior to the Reorganization as salaried employees of the Business;

(s) "PENSION PLANS" means the plans respecting bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase and hospitalization insurance and any other plans, policies or arrangements, written or oral, providing employee benefits to Non-Union Employees and Unionized Employees;

(t)      "PERMITTED ENCUMBRANCES" means the Encumbrances listed on Schedule R;

(u) "PURCHASED ASSETS" means all of the Vendor's right, title and interest in and to all the assets used by Dynamex in the conduct of the Business immediately prior to the Reorganization, including, without limitation, the following assets:

         (i) all cash, bank balances, deposits or other moneys in possession of banks or other depositories and similar cash items beneficially owned by Dynamex immediately prior to the Reorganization;

                                       4.


         (ii) all accounts receivable of Dynamex (including amounts owing in respect of demand response courier, strategic stocking and fleet management services furnished by Dynamex) immediately prior to the Reorganization, including without limitation, a mortgage receivable in the amount of approximately U.S. $155,000;

         (iii) all of the Vendor's right, title and interest in and to the assets described in Schedule A;

         (iv) all equipment, machinery, vehicles, fixtures and furniture, owned or leased by Dynamex immediately prior to the Reorganization;

         (v) all systems, books, records, procedural manuals, computer programmes, software and hardware, sales histories, marketing reports and data, customer lists and other information and documents owned or leased by Dynamex immediately prior to the Reorganization;

         (vi) all inventory owned by Dynamex immediately prior to the Reorganization at the Closing Date, including spare parts and supplies;

         (vii) the full benefit of all prepaid expenses (including any refunds in respect thereof) accruing to Dynamex immediately prior to the Reorganization;

         (viii) the benefit of all Contracts, including, without limitation, the Leases;

         (ix) all technology, formulae, know-how and other industrial know-how which are owned by Dynamex immediately prior to the Reorganization.

         (x)     all Intellectual Property Rights; and

         (xi) the goodwill associated with the Business, including without limitation, the name "Dynamex" and the telephone numbers relating to the Business;

(v) "PURCHASE PRICE" means the aggregate amount of $10,450,000 and the Assumed Liabilities;

(w)      "PURCHASER" means Parcelway Courier Systems Canada Ltd.;

(x) "REORGANIZATION" means all steps and transaction completed in order to transfer all of the assets and liabilities of Dynamex to the Vendor;

(y) "SECURITY AGREEMENT" means the general security agreement executed by the Purchaser in favour of the Vendor, in the form attached hereto as Schedule M;

                                       5.



(z) "SUBORDINATE NOTE" means the promissory note executed by the Purchaser in favour of the Vendor, in the form attached hereto as Schedule F;

(aa) "SUBORDINATION AGREEMENT" means the agreement between the Vendor, The Gray Line of Victoria Ltd., the Bank of Montreal and the Purchaser in the form attached hereto as Schedule J;

(ab) "TRADE ACCOUNTS" means all trade accounts payable of the Vendor relating to the Business listed on Schedule G that are outstanding as of the Closing Date;

(ac) "UNIONIZED EMPLOYEES" means those persons who were employed by Dynamex in the Business immediately prior to the Reorganization and covered by the terms of any Collective Agreement; and

(ad)     "VENDOR" means Air Canada.

1.2 Schedules: The following schedules are attached to and incorporated into this Agreement by reference and are deemed to be a part hereof:


       "A"      - Purchased Assets         -      (i)     Vehicles
                                           -      (ii)    Inventory/Equipment
       "B"      - Contracts
       "C"      - Intentionally Deleted
       "D"      - Non-Competition Agreement
       "E"      - Allocation of Purchase Price
       "F"      - Subordinate Note
       "G"      - Assumed Liabilities      -      (i)     Financial Statements
                                           -      (ii)    Trade Accounts
                                           -      (iii)   Claims
                                           -      (iv)    Other Liabilities
       "H"      - Intentionally Deleted
       "I"      - Intentionally Deleted
       "J"      - Subordination Agreement
       "K"      - Air Canada Services Agreement
       "L"      - Non-Union Employees
       "M"      - General Security Agreement
       "N"      - Intellectual Property Rights
       "O"      - Intentionally Deleted
       "P"      - Legal Opinion (Purchaser's Counsel)
       "Q"      - Legal Opinion (Vendor's Counsel)
       "R"      - Permitted Encumbrances

                                       6.


                    ARTICLE 2 - PURCHASE AND SALE OF ASSETS


2.1 Purchase and Sale of Purchased Assets: Subject to the terms and conditions hereinafter contained, the Purchaser hereby agrees to purchase from the Vendor, and the Vendor hereby agrees to sell to the Purchaser, the Purchased Assets.

2.2 Payment of Purchase Price: The Purchaser shall satisfy payment of the Purchase Price at Closing by delivering to the Vendor the Cash Payment and the Subordinate Note and by assuming the Assumed Liabilities.

2.3 Allocation of Purchase Price: The Purchase Price shall be allocated among the Purchased Assets as set out in Schedule E hereto, and the Vendor and the Purchaser agree to report the purchase and sale of the Purchased Assets in any returns required to be filed under the Income Tax Act (Canada) and other taxation statutes in accordance with the provisions of Schedule E hereto. The Vendor and the Purchaser agree to complete and file in a timely manner under
Section 167 of the Excise Tax Act (Canada) and Section 75 of the Quebec Sales Tax Act. Notwithstanding any such election, in the event that it is determined by Revenue Canada or by the Ministere du Revenu du Quebec that there is a Goods and Services Tax or Quebec Sales Tax liability of the Purchaser to pay Goods and Services Tax or Quebec Sales Tax on all or part of the Purchased Assets, the Vendor and the Purchaser agree that such Goods and Services Tax or Quebec Sales Tax, as the case may be, shall, unless already collected from the Purchaser by the Vendor, be forthwith remitted by the Purchaser to Revenue Canada or the Ministere du Revenu du Quebec, as the case may be.

2.4 Transfer Taxes: The Purchaser shall be liable and shall pay all sales taxes, registration fees or other like charges properly payable by the Purchaser upon and in connection with the sale, assignment, conveyance and transfer of the Purchased Assets from the Vendor to the Purchaser hereunder.

2.5 Assumption of Liabilities: Except for the Assumed Liabilities, the Purchaser is not assuming and shall not be responsible for any of the liabilities, debts or obligations of the Vendor, whether present or future, and whether or not relating to the Business or the Purchased Assets.

2.6 Closing: Closing shall be completed at the offices of Smith, Lyons, Torrance, Stevenson & Mayer, the Purchaser's legal counsel, located at Suite 6200, 40 King Street West, Toronto, Ontario at 10:00 a.m. (Toronto time) on the Closing Date.



                       ARTICLE 3 - CONDITIONS OF CLOSING

                                       7.



3.1 Purchaser's Conditions: The Purchaser may refuse without liability to complete the purchase of the Purchased Assets unless on the Closing Date:

(a) WARRANTIES AND COVENANTS: The Vendor's representations and warranties in Section 4.1 shall be true and correct in all material respects, all covenants to be carried out or to be complied with in all material respects on or before the Closing Date for the benefit of the Purchaser contained in herein shall have been carried out or complied with, and the Vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor certifying thereto;

(b) PROCEEDINGS: All corporate and other action on the part of the Vendor shall have been taken to authorize the entering into, and the performance of the Vendor's obligations under, this Agreement and the agreements contemplated hereby, and the Vendor shall have delivered to the Purchaser a certificate of a senior officer of the Vendor certifying thereto;

(c) LEASE ASSIGNMENTS: The Vendor shall have executed and delivered all documentation necessary to assign the Leases to the Purchaser;

(d) DOCUMENTS: The Vendor shall have delivered to the Purchaser all documents necessary or reasonably required to effectively transfer and assign the Purchased Assets to the Purchaser with a good title free and clear of all Encumbrances other than Permitted Encumbrances, including a certified copy of the resolution of the Vendor, duly passed, approving the sale of the Purchased Assets by the Vendor to the Purchaser, and a general conveyance agreement and bill of sale in registrable form for Nova Scotia;

(e) CONTRACTS: Prior to Closing, true and complete copies of each Contract identified in Schedule B shall be delivered to the Purchaser.

(f) ASSIGNMENT AND ASSUMPTION AGREEMENT: The Vendor shall have executed and delivered to the Purchaser an assignment and assumption agreement pursuant to which the Vendor shall assign to the Purchaser, and the Purchaser shall assume, the Purchased Assets and the Assumed Liabilities;

(g) AIR CANADA AGREEMENT: Air Canada shall have entered into a services agreement with the Purchaser substantially in the form attached hereto as Schedule K;

(h) SUBORDINATION AGREEMENT: The Vendor, the Bank of Montreal, The Gray Line of Victoria Ltd. and the Purchaser shall have entered into a subordination agreement substantially in the form attached hereto as Schedule J;

(i) NON-COMPETITION AGREEMENT: The Vendor shall have entered into a non-competition agreement with the Purchaser, substantially in the form attached hereto as Schedule D;

                                       8.



(j) SECURITY ON PURCHASED ASSETS: The Vendor shall have discharged all Encumbrances that affect or relate to the Purchased Assets, other than Permitted Encumbrances, including, without limitation, all Encumbrances in favour of Canadian Imperial Bank of Commerce;

(k) LEGAL OPINION: The Purchaser shall have received a favourable legal opinion of Stikeman, Elliott, counsel for the Vendor, substantially in the form attached hereto as Schedule Q;

(l) CONSENTS: The Purchaser shall have received or reviewed, as applicable:

         (i)     an advance ruling certificate issued under the Competition
                 Act;

         (ii) Investment Canada Act approval for the transactions contemplated hereunder;

         (iii) regulatory approvals from the provincial and federal transportation authorities relating to the transfer of the Business to, and the operation of the Business by the Purchaser;

         (iv) extra-provincial licences to be issued to the Purchaser in respect of the Provinces of Saskatchewan, Manitoba, Ontario and Nova Scotia; and

         (v)     all necessary consents to the assignments of the Material
                 Contracts;

(m) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS: The Vendor shall have assigned to the Purchaser all right, title and interest of the Vendor and Dynamex in and to the Intellectual Property Rights.

(n) ASSIGNMENT OF RIGHTS TO THE NAME "DYNAMEX" AND TO THE TELEPHONE NUMBERS USED BY DYNAMEX: At Closing, the Vendor will assign to the Purchaser all of the Vendor's right to use the name "Dynamex" and to the telephone numbers used by Dynamex in the Business, and the Vendor shall cause Dynamex to execute and shall deliver to the Purchaser articles of amendment changing Dynamex' name to a corporate name that does not include the name "Dynamex";

(o) INJUNCTIONS: No injunctive proceeding shall have been commenced restricting or prohibiting any transaction contemplated by this Agreement;

(p) POSSESSION OF PURCHASED ASSETS: The Vendor shall deliver to the Purchaser possession of the Purchased Assets; and

(q) FURTHER DOCUMENTS: The Vendor shall have executed such further documents as are reasonably requested by the Purchaser to effectively transfer the Purchased Assets.

                                       9.


3.2 Vendor's Conditions: The Vendor may refuse without liability to complete the purchase of the Purchased Assets unless on the Closing
         Date:

(a) WARRANTIES AND COVENANTS: The Purchaser's representations and warranties in Section 4.2 shall be true and correct in all material respects, all covenants to be carried out or complied with on or before the Closing Date contained herein for the benefit of the Vendor shall be carried out or complied with in all material respects, and the Purchaser shall have delivered to the Vendor a certificate of a senior officer of the Purchaser certifying thereto;

(b) PROCEEDINGS: All corporate and other action on the part of the Purchaser shall have been taken to authorize the entering into, and performance of the Purchaser's obligations under this Agreement and the agreements contemplated hereby;

(c) SUBORDINATION AGREEMENT: The Vendor, the Bank of Montreal, The Gray Line of Victoria Ltd. and the Purchaser shall have entered into a subordination agreement substantially in the form attached hereto as Schedule J;

(d) SECURITY AGREEMENT: The Purchaser shall have executed the Security Agreement as security for the Purchaser's obligations pursuant to the Subordinate Note;

(e) ASSIGNMENT AND ASSUMPTION AGREEMENT: The Purchaser shall have executed and delivered to the Vendor an assignment and assumption agreement pursuant to which the Vendor shall assign, and the Purchaser shall assume, the Purchased Assets and the Assumed Liabilities;

(f)      CONSENTS:  The Vendor shall have received or reviewed:

         (i)     an advance ruling certificate issued under the Competition
                 Act;

         (ii) Investment Canada Act approval for the transaction contemplated hereunder; and

         (iii) National Transportation Act approval for the transaction contemplated hereunder.

(g) INJUNCTIONS: No injunctive proceeding shall have been commenced restricting or prohibiting any transaction contemplated by this agreement;

(h) PURCHASE PRICE: The Vendor shall have received the Purchase Price as contemplated by Section 2.2;

(i) LEGAL OPINION: The Vendor shall have received a favourable legal opinion of Smith, Lyons, Torrance, Stevenson & Mayer, counsel for the Purchaser, substantially in the form attached hereto as Schedule P.

                                      10.



3.3 Waiver: If any condition referred to in this Article Three is not fulfilled or performed, the party in whose favour such condition is expressed may rescind this Agreement by notice to the other party and in such event the rescinding party shall be released from all obligations and liabilities arising herefrom. Any one or more of such conditions may be waived in whole or in part by the party in whose favour the condition exists, without prejudice to the waiving party's right of rescission in the event of the non-fulfilment of any other condition or part thereof, or of any other remedy that such party may have as a result of any other conditions not being fulfilled.


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES


4.1 Representations and Warranties of the Vendor: The Vendor hereby makes the following covenants, representations and warranties to the Purchaser as an inducement to the Purchaser to enter into and to consummate the transaction contemplated by this Agreement:

(a) STATUS: The Vendor is a corporation duly continued and validly subsisting and in good standing under the federal laws of Canada.

(b) CORPORATE CAPACITY: The Vendor has all necessary corporate power, authority and capacity to own its property and assets and to carry on the Business as presently conducted and to enter into and carry out the transactions contemplated by this Agreement.

(c) AUTHORIZATION: The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate proceedings by the Vendor.

(d) CONFLICTS: Neither the execution of this Agreement, nor the consummation of the transactions contemplated herein, violates, conflicts with or results in, or will violate, conflict with or result in, a breach by the Vendor of the terms, conditions or provisions, as applicable, of its articles or other charter documents or by- laws or of any deed of trust, debt instrument or any other material agreement to which it is a party or by which it is bound, or any applicable law, regulation, by-law, ordinance or order of any jurisdiction applicable to the Vendor.

(e) TITLE TO PURCHASED ASSETS: The Vendor shall, at Closing, own, possess and have a good title to the Purchased Assets free and clear of any Encumbrances other than Permitted Encumbrances, and has full right to assign and sell the same to the Purchaser, and on the Closing Date the Purchaser shall acquire good and marketable title to the Purchased Assets free and clear of any Encumbrances other than Permitted Encumbrances.

                                      11.


(f) NAME AND TELEPHONE NUMBERS: After the articles of amendment have been filed changing the name of Dynamex to a name that does not include the word "Dynamex", the Purchaser will own and possess all right, title and interest in and to the name "Dynamex" to the extent previously owned by Dynamex immediately prior to the Reorganization and to the telephone numbers used in the Business.

(g) THIRD PARTY APPROVALS: There are no approvals, consents or waivers required to be obtained, or applications required to be filed, solely by Air Canada or Dynamex, as the case may be, from or with governmental authorities or any other person in order to permit the transactions contemplated herein, except for consents required from third parties in respect of the Contracts.

(h)      ENVIRONMENTAL MATTERS:

         (i) To the best of the Vendor's knowledge, information and belief, Dynamex has not received any notices to the effect that the operations or the assets of Dynamex are not in full compliance with all of the requirements of applicable federal, provincial or local environmental, health and safety statutes and regulations, or the subject of any federal or provincial remedial or control action or order, or any investigation or evaluation as to whether any remedial action is needed to respond to a release or threatened release of any contaminant into the environment or any facility or structure.

         (ii) to the best of the Vendor's knowledge, information and belief, Dynamex has not received any notices or claims that it is or may be liable to any person as a result of the release of any contaminant into the environment or into any facility or structure, nor are there any actions, claims, suits, orders or judgments relating to the ownership of the Business nor is the Vendor aware that there is any basis for actions being commenced nor has Dynamex ever been convicted of an offence in respect to such proceedings.

(i) MATERIAL CHANGES: Since December 31, 1994, there has not been any material adverse change in the financial condition of Dynamex.

4.2 Representations and Warranties of the Purchaser: The Purchaser hereby represents and warrants to the Vendor as follows:

(a) STATUS: The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Alberta.

(b) CORPORATE CAPACITY: The Purchaser has all necessary corporate power, authority and capacity to enter into and carry out the transactions contemplated by this Agreement.

                                      12.


(c) AUTHORIZATION: The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate proceedings by the Purchaser.

(d) CONFLICTS: Neither the execution of this Agreement, nor the consummation of the transactions contemplated herein, violates, conflicts with or results in, or will violate, conflict with or result in, a breach by the Purchaser of the terms, conditions or provisions, as applicable, of its articles or other charter documents or by-laws or of any deed of trust, debt instrument or any other material agreement to which it is a party or by which it is bound, or any applicable law, regulation, by-law, ordinance or order of any jurisdiction applicable to the Purchaser.

(e) KNOWLEDGE: The Purchaser acknowledges that Rick McClelland has delivered to the Vendor contemporaneously with the execution of this Agreement a certificate as to the accuracy, based on his actual knowledge, of certain matters of fact, including the representations and warranties of the Vendor given at Subsections 4.1(d) (excluding conflicts with articles or by-laws of Air Canada), 4.1(e), 4.1(f), 4.1(g), 4.1(h) and 4.1(i) hereof, and the Purchaser represents and warrants that it is not aware that Rick McClelland has intentionally withheld from the Vendor any fact or circumstance which, as a result of not being disclosed by the Vendor in its representations and warranties contained herein or in any other agreement or instrument delivered pursuant hereto or in any of the schedules annexed hereto, would make any such representation or warranty of the Vendor misleading to the Purchaser.

4.3      Warranties True at Closing:   The representations, warranties and
covenants contained in Article 4.1 and 4.2 hereof and in any certificate or document delivered in connection with the transaction contemplated herein shall be true at and as of the time of Closing as though such representations, warranties and covenants were made at and as of the time of Closing and shall survive the Closing and any reorganization, amalgamation, sale or transfer of any of the parties for a period of two years after the Closing Date.


                             ARTICLE 5 - EMPLOYEES


5.1 Employment of Non-Union Employees: The Purchaser shall offer employment, as of the time of Closing on the Closing Date to all of the Non-Union Employees whose names appear in Schedule L, on terms and conditions of employment of such Non-Union Employees, including salary, incentives, compensation and benefits that are not less favourable, in the aggregate, than the terms and conditions of employment of such Non-Union Employees immediately prior to the time of Closing on the Closing Date. The Purchaser will provide a written offer of employment to such Non-Union Employees on or before the Closing Date and the Purchaser shall exercise its best efforts to persuade such Non-Union Employees to accept such offers of employment.

                                      13.



5.2 Unionized Employees: As of the Closing Date, the Purchaser agrees, to the extent required by law, to accept and be bound by the terms of the Collective Agreements as a successor employer, except for any provisions thereof which are inapplicable to a successor employer.



                            ARTICLE 6 - INDEMNITIES


6.1 Indemnity by Vendor: The Vendor shall be responsible for and shall indemnify and save the Purchaser harmless from and against all losses, debts (including reasonable legal fees) and liabilities arising from:

(a) all misrepresentations or material omissions from any certificate, instrument or schedule prepared by or on behalf of the Vendor and delivered to the Purchaser pursuant to this Agreement;

(b) all breaches of warranty, covenant or agreement by the Vendor made or contained in this Agreement or the other agreements provided for herein;

(c) all Claims, other than Assumed Liabilities, relating to or affecting the Purchased Assets or the Business that relate to circumstances or events that arose prior to the time of Closing; and

(d) the non-compliance by the Vendor with any applicable bulk sales legislation.

6.2 Indemnity by Purchaser: The Purchaser shall be responsible for and shall indemnify and save the Vendor harmless with respect to all Claims arising in respect of Assumed Liabilities (including reasonable legal fees) and with respect to any Goods and Services Tax or Quebec Sales Tax liability arising herein and any other taxes payable pursuant to section 2.4 , as well as any interest and penalties related thereto.


                        ARTICLE 7 - ADDITIONAL COVENANTS


7.1 Confidentiality: The Purchaser and the Vendor shall keep confidential all information and documents which may have been, or may hereafter be exchanged between them or their representatives or may have been retained by the Purchaser or the Vendor, except for such information and documents as are available to the public or required to be disclosed by applicable law. In the event that the purchase and sale contemplated herein does not occur, all written information and documents shall be returned to the originating party.

                                      14.



7.2 Brokers: Each party shall indemnify the other against any claim for brokerage commission or finders' fees that may be made by any person who has been engaged or has alleged to have been engaged by such party or any affiliate thereof in connection with this transaction.

7.3      Announcements:   Neither party will make any public announcement
concerning this Agreement or the transactions contemplated herein without the other party's prior written approval, unless and to the extent such public announcement is required by applicable law.

7.4 Transfer of Possession: Subject to the fulfilment of the terms and conditions hereof, the transfer of the Purchased Assets to the Purchaser shall be made at the places where such Purchased Assets are normally located, on or before the Closing Date.

7.5 Bulk Sales Act: The Purchaser shall not require the Vendor to comply with the requirements of any applicable bulk sales legislation.

7.6      Third Parties:   From the date hereof until the Closing Date or May
31, 1995, whichever is later, the Vendor agrees that it will not engage in any discussions or negotiations with any third party with respect to the sale or disposition of the shares of the Vendor or all or substantially all of its assets.

7.7      Regulatory Approvals:   The Vendor agrees to deliver to the Purchaser
such information as the Purchaser may reasonably require in respect of the Purchaser's completion of all regulatory approvals required in connection with the transactions contemplated herein.

7.8 Expenses: Except as otherwise provided herein, the Purchaser and the Vendor shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated herein.

7.9 Termination: This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of the Purchaser and the Vendor. If the transactions contemplated by this Agreement are not closed on or before May 31, 1995 through no fault of either party, then this Agreement and the rights and obligations of the parties hereunder shall terminate unless otherwise agreed, except the obligations pursuant to section 7.1.


                         ARTICLE 8 - GENERAL PROVISIONS


8.1 Currency: All amounts referred to herein shall be deemed to be expressed in Canadian dollar amounts, unless otherwise indicated.

                                      15.


8.2 Further Assurances: The parties shall execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transaction contemplated herein.

8.3 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Ontario and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the courts of Ontario.

8.4      Entire Agreement:   This Agreement, together with the agreements and
other documents to be delivered pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, negotiations and discussions, whether oral or written, between the parties hereto or their respective representatives with respect to the matters herein and shall not be modified or amended except by written agreement signed by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.5      Time of the Essence:  Time shall be of the essence of this Agreement.

8.6 Notices: All notices, requests, demands or other communications required to be given or made hereunder shall be in writing and shall be deemed to be well and sufficiently given if hand delivered or sent by prepaid courier or by means of printed electronic or printed telephonic communication, if to the Vendor addressed to:

                          Air Canada
                          Air Canada Centre
                          7373 Cote Vertu West
                          St. Laurent, Quebec
                          H4Y 1H4

                          Attention:       Director, Corporate Development
                                           & Commercial Holdings

                          Telecopier:      (514) 422-7333

and if to the Purchaser, addressed to:

                          Parcelway Courier Systems Canada Ltd.
                          2200 North Central Avenue
                          Suite 201

                                      16.


                          Phoenix, Arizona
                          85004

                          Attention:       G.M. Siegel
                                           President and Chief Executive Officer

                          Telecopier:      (602) 255-6119

         with a copy to:

                          Cypress Capital Corporation
                          One Galleria Tower
                          13355 Noel Road
                          Suite 1650
                          Dallas, Texas
                          75240

                          Attention:       W.D. Bayless
                                           Vice President

                          Telecopier:      (214) 960-4833


Such notice shall be deemed to have been given on the date of delivery or transmission. Any party may change its address for notice by written communication, mailed or delivered as aforesaid.

8.7 Partial Invalidity: In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

8.8      Execution in Counterparts:   This Agreement may be executed in one or
more counterparts, all of which shall be considered one and the same Agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

8.9 Article and Section Headings: The Article and Section headings contained herein are included for convenience of reference only, are not intended to be full or accurate descriptions of the content thereof and shall not be considered to be part of this Agreement.

                                      17.


8.10 Accounting Terms: All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Canadian generally accepted accounting principles, and all financial information disclosed to a party pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles.

8.11 Tender: Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque or by wire transfer payable in Canadian funds and certified by a Canadian chartered bank or trust company.

8.12 Successors and Assigns: This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.13 Gender and Number: In this Agreement, words importing the singular include the plural and vice versa, and words importing one gender include other genders, as the context requires.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement, by the hands of their respective officers duly authorized in that behalf, on the day and year first above written.


                                  PARCELWAY COURIER SYSTEMS CANADA LTD.


                                  By:  /s/ G.M. SIEGEL
                                     -------------------------------------------
                                  Name:    G.M. SIEGEL
                                  Title:   President and Chief Executive Officer

                                  AIR CANADA


                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                  Name:
                                  Title: